UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 31, 2007, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending June 30, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

August 6, 2007	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

August 6, 2007	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

Performance Technologies Announces

Second Quarter 2007 Financial Results

ROCHESTER, NY – July 31, 2007 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading developer of communication platforms and systems, today announced its financial results for the second quarter 2007.

Financial Summary

Revenue in the second quarter 2007 amounted to $9.6 million, compared to $13.1 million in the second quarter 2006. Revenue for the six months ended June 30, 2007 amounted to $19.0 million, compared to $25.2 million during the corresponding period in 2006.

Net loss for the second quarter 2007 amounted to $.4 million, or $.03 per basic share, including stock-based compensation expense of $.2 million, or $.01 per share; write-off of software development costs amounting to $.5 million, or $.04 per share; restructuring charges of $.2 million, or $.02 per share; a recovery on a note receivable of $.5 million, or $.02 per share; and discrete income tax charges totaling $.3 million, or $.02 per share, based on 12.9 million shares outstanding. Net income for the second quarter 2006 amounted to $.1 million, or $.01 per diluted share, including restructuring charges of $.6 million, or $.03 per share; a charge for non-compliant “RoHS” inventory of $.8 million, or $.04 per share; and stock-based compensation expense amounting to $.2 million, or $.01 per share, based on 13.4 million shares outstanding.

At June 30, 2007, cash and investments amounted to $35.3 million, or approximately $2.80 per share, and the Company had no long-term debt.

Business Overview

The Company targets three vertical markets for its “IP-packet based” communications products: telecommunications, aerospace and defense, and commercial. Of the three vertical markets served, telecommunications is the largest and represented approximately 75% of the Company’s business in 2006.

A substantial portion of the telecommunications market served by the Company depends upon service provider spending to upgrade and evolve network infrastructure. A relatively low level of such infrastructure spending, particularly in the United States, and the ongoing effects of considerable consolidation in the telecommunications industry, continue to impact the Company’s revenue and financial performance.

Management has identified sales opportunities in selective areas within the communications market that it believes can drive future revenue growth and profitability. One such area is aerospace and defense. Several U.S. government agencies have begun initiatives to upgrade aging communications infrastructure with new communications networks over IP. The Company is pursuing opportunities with numerous prime contractors including Raytheon, Lockheed Martin, Rockwell Collins and General Dynamics to incorporate the Company’s Advanced Managed Platforms™ and NexusWare® Linux-based software into these new network architectures. The Company’s shipments for these programs accelerated during the second quarter and are expected to continue to grow as additional government programs of this nature are awarded.

Another such focused market opportunity is Signaling over IP transport solutions for traditional and emerging Tier 2 and Tier 3 telecommunications service providers. At NXTcomm 2007 in June, the Company introduced a new platform product that doubles the capacity of its SEGway™ Signaling Systems and a new IP-Edge Signaling solution which drives the intelligence of signaling to the edge of the network. These two new products significantly broaden our signaling product portfolio and attractiveness to cost conscious service providers who need to leverage legacy investments while migrating to IP-based signaling networks.

“We are pleased that our second quarter financial performance was better than we projected,” said John Slusser, president and chief executive officer. “During the quarter, a tight balance was maintained between expense control and important strategic investment, and this discipline will continue into the second half of the year. While we anticipate the softness in the telecommunications market will extend beyond the current quarter, we believe the multi-faceted initiatives discussed during our last conference call will broaden our market opportunities and position the Company for long-term growth.”

In July, 2007, the Company’s Board of Directors extended the previously announced stock repurchase program for an additional twelve months through July 13, 2008. Under the stock repurchase program, the Company is authorized to repurchase shares of its common stock for an aggregate purchase price not to exceed $10 million. To date, the Company has expended approximately $3.2 million to repurchase .6 million shares of its common stock under this program.

Guidance

During weak or uncertain economic periods, the visibility of customer orders is limited. This lack of customer visibility often results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. At the current time, forward-looking visibility of customer orders is very limited.

The Company provides guidance only on earnings per share expected in the next quarter. Despite the Company anticipating low order volumes from one of its two largest customers, management anticipates revenue to rise in the third quarter 2007 and expects earnings per share to be in the range of $.04 to $.08 per share. This earnings per share estimate excludes restructuring charges, stock-based compensation expense and discrete income tax items. In the third quarter 2007, stock-based compensation expense is expected to be approximately $.2 million, excluding any stock options that may be granted during the quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

Additional Financial Information

During the second quarter 2007, the Company recorded a charge to write off software development costs that were capitalized for a new product which had not reached commercial general release and was discontinued. This write-off amounted to $.5 million, or $.04 per share.

At June 30, 2007, the Company revised its estimate of the restructuring charge related to sub-leasing property in San Luis Obispo, California due to a change in estimated future cash flows. During the second quarter 2007, the Company recorded additional restructuring charges amounting to $.2 million, or $.02 per share.

In May 2007, the Company received $.5 million of proceeds from the disposition of a note receivable from an unaffiliated company, upon which a valuation charge had been recorded in 2004. The proceeds were recorded as a note receivable recovery in the amount of $.1 million and interest income in the amount of $.4 million. These proceeds amounted to $.02 per share in the second quarter 2007.

The Company’s income tax provision for the second quarter 2007 amounted to $.5 million, or $.03 per share including the income tax effect of recording the note receivable disposition at 38%, which was $.2 million, or $.01 per share. In addition, the Company adjusted its net deferred tax assets at June 30, 2007 to reflect a change by the State of New York in its corporate income tax apportionment methodology which we expect will lower the Company’s current and future New York State tax liabilities. To reflect this change, the Company recorded an income tax charge amounting to $.1 million, or $.01 per share. Finally, the Company revised its estimated net effective income tax rate for 2007 from 18% to 2% and recorded an income tax charge in the amount of $.2 million, or $.01 per share.

During the six months ended June 30, 2007, the Company repurchased approximately .6 million shares of its common stock for an aggregate purchase price of $2.8 million under the Company’s stock repurchase plan. The Company had approximately 12.7 million common shares outstanding at June 30, 2007.

About Performance Technologies

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations and potential material weaknesses in the future. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2006, as contained in the Company’s

Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Wednesday, August 1 at 10 a.m., New York time, to discuss the Company’s financial performance for the second quarter 2007. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of this conference call may be accessed immediately after its completion from August 1 through August 6, 2007. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 72152. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	June 30, 2007	December 31, 2006

Current assets:
Cash and cash equivalents	$ 9,252,000	$ 10,518,000
Investments	26,025,000	24,675,000
Accounts receivable	6,845,000	9,561,000
Inventories	4,564,000	5,678,000
Prepaid income taxes	869,000
Prepaid expenses and other assets	704,000	767,000
Deferred taxes	2,289,000	2,495,000
Total current assets	50,548,000	53,694,000

Property, equipment and improvements	2,187,000	2,213,000
Software development costs	3,047,000	3,185,000
Deferred taxes	1,010,000	1,026,000
Goodwill	4,143,000	4,143,000
Total assets	$ 60,935,000	$ 64,261,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 805,000	$ 1,460,000
Income taxes payable		232,000
Accrued expenses	4,201,000	4,302,000
Total current liabilities	5,006,000	5,994,000

Income taxes payable	1,094,000
Total liabilities	6,100,000	5,994,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	15,151,000	14,699,000
Retained earnings	42,380,000	43,435,000
Treasury stock	(2,829,000)
Total stockholders’ equity	54,835,000	58,267,000
Total liabilities and stockholders’ equity	$ 60,935,000	$ 64,261,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Sales	$ 9,603,000	$13,052,000	$18,959,000	$25,220,000
Cost of goods sold	4,540,000	6,143,000	9,241,000	12,100,000
Software capitalization write-off in 2007 and
non RoHS inventory charge in 2006	475,000	801,000	475,000	801,000
Gross profit	4,588,000	6,108,000	9,243,000	12,319,000

Operating expenses:
Selling and marketing	1,673,000	1,453,000	3,276,000	2,823,000
Research and development	2,413,000	2,981,000	5,323,000	5,781,000
General and administrative	1,184,000	1,462,000	2,504,000	2,746,000
Restructuring charges	214,000	559,000	214,000	994,000
Total operating expenses	5,484,000	6,455,000	11,317,000	12,344,000
Loss from operations	(896,000)	(347,000)	(2,074,000)	(25,000)

Note receivable recovery	143,000		143,000
Other income, net	773,000	371,000	1,206,000	705,000
Income (loss) before income taxes	20,000	24,000	(725,000)	680,000

Income tax provision (benefit)	450,000	(48,000)	323,000	62,000
Net (loss) income	$ (430,000)	$ 72,000	$(1,048,000)	$ 618,000

Basic (loss) earnings per share	$ (.03)	$ .01	$ (.08)	$ .05

Weighted average common shares	12,864,000	13,181,000	13,036,000	13,141,000

Diluted earnings per share		$ .01		$ .05

Weighted average common and
common equivalent shares		13,356,000		13,344,000